Bagell,Josephs & Company, LLC

Certified Public Accountants

High Ridge Commons

Suites 400-403

200 Haddonfield-Berlin Road

Gibbsboro, NJ 08026

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 23, 2005, accompanying the financial statements of New Design Cabinets, Inc. on Form SB-2 for the year ended December 31, 2004 and the related statements of operations, stockholders’ equity, and cash flows for the period November 8, 2004 (Inception) through December 31, 2004. We hereby consent to the incorporation by reference of said report on the Registration Statement of New Design Cabinets, Inc. on Form SB-2.

Signed,

/s/BAGELL, JOSEPHS & COMPANY, L.L.C.

Bagell, Josephs & Company, LLC

March 31, 2005